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                                                                      EXHIBIT 16

MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
4350 WADSWORTH BOULEVARD, SUITE 300                      TELEPHONE 303-424-2020
WHEAT RIDGE, COLORADO 80033                              FACSIMILE  720-294-9753

                                                E-MAIL:  rmccollom@attglobal.net


October 1, 2001


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


         Re: DISMISSAL AS INDEPENDENT AUDITOR FOR VACATION OWNERSHIP MARKETING, INC.



Gentlemen:

         The undersigned has been provided with a copy of a Form 8-K, via e-mail dated September 27, 2001, as filed with the Securities and Exchange Commission by Vacation Ownership Marketing, Inc. on October 1, 2001, relating to the replacement of this firm by Bagell, Josephs and Company, LLC. This firm agrees with the contents of the Form 8-K as presented to us on September 27, 2001.

                                                         Very truly yours,

                                                         /s/ Miller and McCollom

                                                         MILLER AND MCCOLLOM





cc:      Vacation Ownership Marketing, Inc.